Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-216571

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated July 10, 2017

Preliminary prospectus supplement

(To prospectus dated March 24, 2017)

5,000,000 shares

Shiloh Industries, Inc.

Common stock

Shiloh Industries, Inc. is offering 5,000,000 shares of our common stock, $0.01 par value per share.

Our common stock is traded on the Nasdaq Global Market under the symbol “SHLO.” On July 7, 2017, the closing price for our common stock was $12.23 per share.

We intend to use all of the net proceeds of this offering, including the net proceeds from any additional shares of common stock purchased from us by the underwriters pursuant to the option described below, to repay borrowings under our revolving credit facility, subject to our ability to re-borrow under the terms of the facility.

	Per share	Total

Public offering price	$	$

Underwriting discounts and commissions(1)	$	$

Proceeds, before expenses, to us	$	$

(1)	We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting (conflicts of interest).”

In addition, we and the selling stockholder named herein have granted the underwriters an option to purchase an additional 750,000 shares of common stock from us and the selling stockholder, collectively. Any such additional shares will be purchased at the offering price less underwriting discounts and commissions within 30 days following the date of this prospectus. If the underwriters purchase 500,000 or fewer shares of common stock pursuant to their option, all such shares will be purchased from the selling stockholder. Any shares purchased by the underwriters pursuant to their option in excess of 500,000 will be purchased from us. We will not receive any proceeds from any sale of shares by the selling stockholder.

Investing in our common stock involves risks. See “Risk factors” beginning on page S-8 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the shares of common stock to the underwriters on or about                 , 2017.

Joint book-running managers

J.P. Morgan	BofA Merrill Lynch	BMO Capital Markets

Prospectus supplement dated                 , 2017

Prospectus supplement

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We and the underwriters take no responsibility for any other information that you may receive. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of the common stock.

This prospectus supplement contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus may appear without the ® or ™ symbols, but the omission of such symbols is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Statement regarding industry and market data

Any market or industry data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is based on a variety of sources, including internal data and estimates, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry publications and other published sources generally state that the information contained therein has been obtained from third-party sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of such information. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions, and such information has not been verified by any independent sources. Accordingly, investors should not place significant reliance on such data and information.

Prospectus supplement summary

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. It does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus carefully, including the “Risk factors” sections in this prospectus supplement and our consolidated financial statements and the notes to those statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our company

We are a leading global supplier of lightweighting technologies providing improved safety and environment-friendly solutions for automotive, commercial vehicle and industrial applications. Through our network of manufacturing operations and technical centers in Asia, Europe and North America, we deliver lightweighting solutions in body, chassis and propulsion systems to original equipment manufacturers (“OEMs”) and “Tier 1” suppliers.

Our multi-component, multi-material solutions are comprised of a variety of alloys in aluminum, magnesium and steel grades, along with our proprietary line of noise and vibration reducing ShilohCore acoustic laminate products. The strategic BlankLight®, CastLight® and StampLight® brands offer one of the broadest portfolios in the industry, delivering environment-friendly lightweighting solutions without compromising safety or performance.

Our competitive strengths

We believe our business benefits from the following competitive strengths:

Our differentiated product attributes.

We compete through our primary design and production strategies of “Lightweighting without Compromise®” and “Lightweighting with Benefits®”, which enable us to provide lightweighting solutions that do not compromise part integrity, performance, efficiency or safety, or noise, vibration, and harshness properties. The development and design optimization that we use to lightweight our products enables customers to reduce vehicle weight, manufacturing complexity, emissions and overall cost, while also achieving fuel economy, ride and handling and other targeted performance characteristics.

In addition to providing lightweighted aluminum, magnesium and high-strength steel alloy products, we also offer a variety of products that are comprised of various hybrids from these materials. We believe that our ability to design solutions that provide multiple product options to our customers positions us to grow and increase profitability, as well as to gain further recognition as an industry leader in the market segments in which we operate.

In recent years, the mix of our product offerings has become more diverse. Our CastLight® products, all of which are manufactured from aluminum or magnesium, have grown from 0% of our revenue in 2012 to approximately 18% of our annual revenue in fiscal year 2016. This expansion balanced out our steel product offerings under our BlankLight® and StampLight® brands from approximately 69% and 31% of our annual revenue in fiscal 2012, respectively, to 39% and 42% of our annual revenue in fiscal 2016, respectively.

Our value-added engineering.

By enhancing our “product focused” approach through an increasing emphasis on value-added engineering and coupling it with our manufacturing expertise, we are able to provide differentiated solutions that address the specific technical requirements of our customers. We believe we will continue to generate innovative engineered solutions that will support sustainable growth in profitability.

We hold 84 issued patents and currently have 43 patent applications in process. We are actively developing and introducing new technology and protecting the technology that we expect will differentiate our product offerings from those of our competitors. We conduct our research and development activities domestically at locations near Detroit, Michigan and Cleveland, Ohio, and internationally in Gothenburg, Sweden, near London, United Kingdom and near Shanghai, China.

Our customer relationships and diversified customer base.

Our key customer relationships are a critical element of our ability to compete and grow our business. We have long-standing relationships with many of the world’s leading OEM and Tier 1 suppliers. Our diversified customer base protects us from relying on any single customer for more than 19% of our current annual revenue and has resulted in our top six OEM customers representing approximately 53% of our current annual revenue. In addition, no single customer program that we supply represents more than 10% of our current annual revenue.

We continue to expand our relationships with customers by winning new business for additional content on vehicle programs that we currently supply, and for additional product offerings to new vehicle programs. Our customer base is comprised of top Asian, European and North American OEMs, including Bayerische Motoren Werke AG, Daimler-Benz AG, Fiat Chrysler Automobiles, Ford Motor Company, General Motors Company, Honda Motor Co., Ltd, Jaguar Land Rover plc, Nissan Motor Company, Ltd., Porsche AG, Subaru of America, Inc., Tesla Motors, Inc., Toyota Motor Corporation and Volvo Car Corporation. In addition, our commercial vehicle and industrial customers include Cummins Inc., Hendrickson International, PACCAR Inc., Scania AB and Volvo AB. We supply products for nearly all vehicle segments (including cars, crossover utility vehicles, sport utility vehicles and pick-up trucks) and on vehicle platforms that range from entry-level to premium.

Our lightweighting solutions cover product categories and applications that are part of the body, chassis and propulsion systems of vehicles. We are not bound to any one manufacturing method or material type, which enables us to present various single and multi-material solution options to our customers and collaborate with them to create products that optimize strength, weight, performance and cost attributes, ultimately providing our customers with a value proposition specifically developed for each underlying vehicle program.

Our global manufacturing and technology footprint.

Our 28 global manufacturing, technical center and headquarter locations in Asia, Europe and North America provide us with a flexible and close-to-customer footprint that allows us to work collaboratively with our customers to meet their needs and more readily adapt to shifts in production and regulatory developments within each particular region. They also enable us to sell products originally developed in one region to the same or new customers in another region where there is demand, and to support our customers’ global platform designs and manufacturing requirements. By expanding our business into Europe and Asia over the past few years, we have expanded our potential new business award opportunities, which, in many cases, rely upon suppliers that can supply global OEMs on global platforms.

Our commitment to core values.

We are committed to the core values of our company, which are composed of integrity, respect, trust, teamwork and celebration. These values are evident in our employee development, business operating systems, as well as our community outreach.

Our experienced management team with a track record of driving innovation.

Our management consists of an accomplished team with a history of developing and executing strategies to accelerate growth, driving innovation, integrating businesses and implementing operational profitability. Our senior leadership team is composed of executives who have over 250 years of combined relevant experience. Our senior leadership team, along with several levels of our management team, successfully led the identification, due diligence and integration of five strategic acquisitions since 2012 to support our global growth, further develop our core competencies and expand our manufacturing capabilities.

Outlook and trends

Since 2012, we have transformed from a company primarily focused on steel coil processing to a company that offers a wide range of engineered products comprised of aluminum, magnesium, steel, high strength steel alloys and various hybrids of such materials. In fiscal 2016, we generated 18% of our total revenue from sales of aluminum and magnesium products, compared to 0% for fiscal 2012. We are accomplishing this transition from a “process focused” capacity provider to a “product focused” engineering and manufacturing partner through value-added engineering, technology and innovation. For example, 33% of our major launches, and 59% of our new business wins, in fiscal 2016 were for our lightweight product solutions. We believe that sales of our lightweight solutions will continue to grow, both in magnitude and as a portion of our total business, as:

•

we begin to realize revenue from the technology-focused new business of approximately $2.4 billion in total contract value awarded since the beginning of fiscal 2015, some of which currently is being produced and the remainder of which will be launching prior to 2021;

•	we continue to transition away from our lower margin business;

•	our new product portfolio is increasingly comprised of higher value-added solutions which better leverage our engineering capabilities and production infrastructure at more attractive margins; and

•	as discussed below, the demand for lighter-weight products in the automotive industry continues to grow.

OEMs, independent of regional emission regulation, continue to look for lightweighting solutions to minimize fuel consumption, reduce emissions and extend battery life for their global automotive platforms. We believe our sustained focus on lightweighting solutions affords us a significant opportunity to capitalize on this industry shift. Our customers value lightweighting, independent of which type of propulsion system (gas, diesel, hybrid, electric) drives the vehicles on which we supply products.

We anticipate that the shift towards lightweighting will cause OEMs to require more of our technology-focused lightweighted solutions, which we expect will continue to generate improvements in our margins. We believe that this demand will allow us to provide more content and a broader range of products to our existing customers and create opportunities for us to gain market share.

In addition, multi-material solutions have become increasingly popular with OEMs because their design and engineering process inherently creates a variety of options with differing strength, weight and cost attributes. We have strong expertise in developing engineered materials, including our laser welded blanks and ShilohCore acoustic laminates, and manufacturing using a spectrum of processes, including blanking and laser welding, die cast and machining, stamping, heat treating, and assembly.

We refer you to “Statements regarding forward-looking information” and “Risk factors” in this prospectus for a discussion of the cautionary language we believe should accompany any forward-looking statements, such as those in this “Outlook and trends,” and the risks that we face in the execution and attainment of our business strategies and goals.

Corporate and other information

Our principal executive offices are located at 880 Steel Drive, Valley City, Ohio 44280, our telephone number is (330) 558-2600, and our website address is http://www.shiloh.com. Our website and the information contained in our website or connected to our website are not and will not be deemed to be incorporated in this prospectus supplement and the accompanying prospectus, and you should not consider such information part of this prospectus supplement and the accompanying prospectus or rely on any such information in making your decision whether to purchase the shares.

The offering

Issuer	Shiloh Industries, Inc.

Common stock offered by us	5,000,000 shares (plus up to an additional 250,000 shares at the option of the underwriters)

Common stock offered by the selling shareholder	At the option of the underwriters, up to 500,000 shares

Underwriters’ option	We and the selling stockholder named herein have granted the underwriters an option to purchase an additional 750,000 shares of common stock from us and the selling stockholder, collectively, at the offering price less underwriting discounts and commissions within 30 days following the date of this prospectus. If the underwriters purchase 500,000 or fewer shares of common stock pursuant to their option, all such shares will be purchased from the selling stockholder. Any shares purchased by the underwriters pursuant to their option in excess of 500,000 will be purchased from us.

Common stock outstanding	As of July 7, 2017, we had 17,873,792 shares of our common stock outstanding. After giving effect to this offering (assuming that the underwriters’ option to purchase additional shares of common stock is not exercised) and the use of proceeds therefrom, as of July 7, 2017, we would have had 22,873,792 shares of common stock outstanding.

Use of proceeds	We will receive net proceeds from this offering of approximately $ million (or $ million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and estimated offering expenses payable to us. We currently intend to use the net proceeds from the sale of shares of our common stock in this offering to repay borrowings under our revolving credit facility, subject to our ability to re-borrow under the terms of the facility. We will retain broad discretion over the use of the net proceeds from this offering.

We will not receive any proceeds from any sale of shares by the selling stockholder.

See “Use of proceeds.”

Dividend policy	We do not currently intend to pay dividends on our common stock or to make distributions. We plan to retain any earnings for use in the operation of our business and to fund future growth.

Listing	Our common stock is listed on the Nasdaq Global Market under the symbol “SHLO.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information under “Risk factors” in this prospectus supplement, together with all of the other information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock.

Underwriting (conflicts of interest)	Affiliates of certain of the underwriters will receive at least 5% of the net proceeds of this offering in connection with the repayment of a portion of the outstanding indebtedness under our revolving credit facility. See “Use of proceeds.” Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). This rule requires, among other things, that a “qualified independent underwriter” has participated in the preparation of, and has exercised the usual standards of “due diligence” with respect to, the registration statement. BMO Capital Markets Corp. has agreed to act as the qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, as amended (the “Securities Act”). See “Underwriting (conflicts of interest).”

Unless otherwise indicated, this prospectus supplement assumes the underwriters’ option to purchase additional shares of common stock is not exercised.

Risk factors

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of the described events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to Our Business

A downturn in the global economy could harm demand for passenger cars and commercial vehicles that are manufactured with our products and, therefore, could adversely affect our business, financial condition, results of operations, and cash flows.

The level of demand for our products depends primarily upon the level of consumer demand for new vehicles that are manufactured with our products. The global economic recession that began in 2008 had a significant adverse effect on our business, customers and suppliers, and contributed to delayed and reduced purchases of passenger cars and commercial vehicles, including those manufactured with our products. Demand for and pricing of our products is also subject to economic conditions and other factors (e.g., energy costs, fuel costs, climate change concerns, vehicle age, consumer spending and preferences, materials used in production, commodity prices and changing technology) present in the various domestic and international markets in which our products are sold. If the global economy were to experience another significant downturn, depending upon its length, duration and severity, or any other event that results in a reduction of demand for automobiles, our financial condition, results of operations, and cash flows could be materially adversely affected.

Deterioration in the United States and world economies could harm our customers’ and suppliers’ ability to access the capital markets, which may affect our business, financial condition, results of operations, and cash flows.

Disruptions in the capital and credit markets could adversely affect our customers and suppliers by making it increasingly difficult for them to obtain financing for their businesses and for their customers to obtain financing for automobile purchases. Our OEM customers typically require significant financing for their respective businesses. This financing often comes from securitization markets, which experience severe disruptions during global economic crises. Our suppliers, as well as our customers’ suppliers, may face similar difficulties in obtaining financing for their businesses. If capital is not available to our customers or suppliers, or if the cost of capital is prohibitively high, their businesses would be adversely affected, which could result in their restructuring or even reorganization or liquidation under applicable bankruptcy laws. Any such adverse effect on our customers or suppliers could materially adversely affect us, either through loss of revenues from any of our customers so affected, or due to our inability to meet our commitments without excess expense, as a result of disruptions in supply caused by the suppliers so affected. Financial difficulties experienced by any of our major customers could have a material adverse effect on us if such customer were unable to pay for the products we provide or if we experienced a loss of, or material reduction in, business from such customer. As a result of such difficulties, we could experience lost revenues, significant write-offs of accounts receivable, significant impairment charges, or additional restructurings. In addition, severe financial or other difficulties at any of our major suppliers could have a material adverse effect on us if we are unable to obtain on a timely basis and on similar economic terms the quantity and quality of components we require to produce products.

Moreover, severe financial or operating difficulties at any automotive vehicle manufacturer or other significant supplier could have a significant disruptive effect on the entire industry, leading to supply chain disruptions and labor unrest, among other things. These disruptions could force OEMs and, in turn, other suppliers, including us, to shut down or reduce production at plants.

Our inability to obtain and maintain sufficient capital financing may harm our liquidity and financial condition.

Our working capital requirements can vary significantly, depending, in part, on the level, variability and timing of our customers’ production and the payment terms we have with our customers and suppliers. Our liquidity could be adversely affected if our suppliers were to suspend normal trade credit terms and require payment in advance or payment on delivery. If our available cash flows from operations is not sufficient to fund our ongoing cash needs, we would likely look to our cash balances and borrowing availability under our Credit Agreement dated October 25, 2013, as amended (the “Credit Agreement”), with Bank of America, N.A., as Administrative Agent, Swing Line Lender, Dutch Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC as Joint Lead Arrangers and Joint Book Managers, The PrivateBank and Trust Company, Compass Bank and The Huntington National Bank, N.A., as Co-Documentation Agents, and the other lenders party thereto to satisfy those needs. We entered into an amendment to the Credit Agreement on October 28, 2016, which, among other things, increased the permitted leverage ratio under the Credit Agreement. There can be no assurance that we will be able to continue to satisfy the financial covenants currently under the Credit Agreement, that we will be able to enter into favorable amendments in the future, that alternative sources of additional capital will be available on satisfactory terms or at all or that we will otherwise continue to have the ability to maintain sufficient capital financing. Insufficient liquidity may increase the risk of not being able to produce products or having to pay higher prices for inputs that may not be recovered in selling prices.

We may pursue acquisitions or strategic alliances that we may not successfully integrate or that may divert management’s attention and resources.

We may pursue acquisitions, joint ventures or strategic alliances in the future. However, we may not be able to identify and secure suitable opportunities. Our ability to consummate and integrate effectively any future acquisitions or enter into strategic alliances on terms that are favorable to us may be limited by a number of factors, such as competition for attractive targets and, to the extent necessary, our ability to obtain financing on satisfactory terms, if at all.

In addition, if a potential acquisition target, joint venture, or strategic alliance candidate is identified, we may fail to enter into a definitive agreement with the candidate on commercially reasonable terms or at all. The negotiation and completion of potential acquisitions, joint ventures or strategic alliances, whether or not ultimately consummated, could also require significant diversion of management’s time and resources and could potentially disrupt our existing business. The expected synergies and cost savings from acquisitions, joint ventures or strategic alliances may not be realized and we may not achieve the expected results, including the synergies and cost savings we expect to realize. We may also have to incur significant charges in connection with future acquisitions. Future acquisitions or strategic alliances could also potentially result in the incurrence of additional indebtedness, dilutive issuance of equity securities, costs and contingent liabilities. We may also have to obtain approvals and licenses from the relevant government authorities for such transactions to comply with any applicable laws and regulations, which could result in increased costs and delay. Future strategic alliances or acquisitions may expose us to additional potential risks, including risks associated with:

•

uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks and contingent and other liabilities of, acquisition targets or other transaction candidates;

•	our inability to generate sufficient revenue to recover costs and expenses of the strategic alliances or acquisitions;

•	potential loss of, or harm to, relationships with employees, customers and suppliers; and

•	unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition rationale.

Any of the above risks could significantly impair our ability to manage our business and materially harm our business, results of operations and financial condition.

We may be unable to realize revenues represented by awarded business, which could materially harm our business, financial condition, results of operations, and cash flows.

The realization of future revenues from awarded business is subject to risks and uncertainties, including the number of vehicles that our customers will actually produce, the timing of that production and the mix of options that our customers may choose.

In addition to not having a commitment from our customers regarding the minimum number of products they must purchase from us if we obtain awarded business, the terms and conditions of the agreements with our customers typically provide that they have the contractual right to unilaterally terminate our contracts with only limited notice. If such contracts are terminated by our customers, our ability to obtain compensation from our customers for such termination is generally limited to the direct out-of-pocket costs that we incurred for inventory and not fully reimbursed tooling, and in certain rare instances, not fully depreciated capital expenditures.

We base a substantial part of planning on the anticipated lifetime revenues of particular products. We calculate the anticipated lifetime revenues of a product by multiplying our expected price for a product by the forecasted production volume for that product during the length of time we expect the related vehicle to be in production. We use third-party forecasting services to provide long-term forecasts, which allow us to determine how long a vehicle is expected to be in production. If we over-estimate the production units or if a customer reduces its level of anticipated purchases of a particular platform as a result of reduced demand, our actual revenues for that platform may be substantially less than the lifetime revenues we had anticipated for that platform.

Typically, it takes two to three years from the time a manufacturer awards a program until production begins. In many cases, we must commit substantial resources in preparation for production under awarded customer business well in advance of the customer’s production start date. Our results of operations may be affected due to delay in recovering these types of pre-production costs if our customers cancel awarded business, including cancellation in the event technology supporting the awarded business becomes obsolete.

We are dependent upon large customers for current and future revenues. The loss of all or a substantial portion of our sales to any of these customers or the loss of market share by these customers could materially harm us.

We depend on major vehicle manufacturers for a substantial portion of our net sales. For example, during fiscal 2016, FCA and General Motors accounted for 17.1% and 18.2% of our revenues, respectively. The loss of all or a substantial portion of our sales to any of our large-volume customers could have a material adverse effect on our financial condition and results of operations by reducing cash flows and our ability to spread costs over a larger revenue base. We may also make fewer sales to major customers for a variety of reasons other than losses of business relationships, including but not limited to: (1) reduced or delayed customer requirements; (2) strikes or other work stoppages affecting production by the customers; or (3) reduced demand for our customers’ products.

In addition, our OEM customers compete intensively against each other and other OEMs. The loss of market share by any of our significant OEMs could have a material adverse effect on our business unless we are able to achieve increased sales to other OEMs.

The failure to be awarded new business for additional content on new or existing vehicle programs or to retain existing business could materially harm our business.

We principally compete for new business at the beginning of the development of new vehicle programs and upon the redesign of existing programs by major OEM customers. New program development generally begins three-to-five years prior to the marketing of the underlying vehicles to the public. Redesign of existing programs begins during the life cycle of a platform, usually at least two-to-three years before the end of the platform’s life cycle. The failure to obtain new business on new programs or to retain or increase business on redesigned existing programs, could adversely affect our business, financial condition, results of operations, and cash flows. In addition, as a result of the relatively long lead times required for many of our structural components, it may be difficult in the short term for us to obtain new revenues to replace any unexpected decline in the sale of existing products.

In addition, a component of our growth strategy is to bid on and be awarded new business for additional content on our customers’ new or existing vehicle programs, while at the same time maintaining existing business that we have a desire to maintain and renew. If we are unable to introduce, differentiate and enhance our product offerings, anticipate industry trends or keep pace with technological developments or if our competitors introduce lower cost and/or differentiated products that are perceived by our customers to compete with ours, we may be unable to grow and maintain our business with our customers, and our business, financial condition and results of operations and cash flows could be materially affected.

Our inability to effectively manage the timing, quality and costs of new program launches could harm our financial performance.

In connection with the award of new business, we obligate ourselves to deliver new products and services that are subject to our customers’ timing, performance and quality standards. Additionally, as a Tier 1 supplier, we must effectively coordinate the activities of numerous suppliers in order for the program launches of our products to be successful. Given the complexity of new program launches, we may experience difficulties managing product quality, timeliness and associated costs. In addition, new program launches require a significant ramp up of costs; however, our sales related to these new programs generally are dependent upon the timing and success of our customers’ introduction of new vehicles. Our inability to effectively manage the timing, quality and costs of these new program launches could harm our financial condition, operating results and cash flows. Finally, even if we successfully manage the timing, quality and cost of a new program launch with respect to our operations, our customers’ production delays may be caused by other of our customers’ suppliers, which could harm our financial condition, operating results and cash flows.

Automotive production and sales are highly cyclical, which could harm our business, financial condition, results of operations, and cash flows.

The highly cyclical nature of the automotive industry presents a risk that is outside our control and that often cannot be accurately predicted. The cyclical nature depends on general economic conditions and other factors, including interest rates, consumer confidence, consumer preferences, patterns of consumer spending, fuel costs and the automobile replacement cycle. In addition, customer production changeovers or new program launches may result in altered or delayed production cycles, which may reduce or delay purchases of our products by our customers. As a result, automotive production and sales may fluctuate significantly from year-to-year and such fluctuations may give rise to changes in demand for our products. Our business is directly related to the volume of automotive production and, because it has significant fixed production costs, declines in our customers’ production levels can have a significant adverse effect on our results of operations. Decreases in demand for automobiles generally, or decreases in demand for our products in particular, could materially and harmfully affect our business, financial condition, results of operations, and cash flows.

The automotive industry is seasonal, which could harm our business, financial condition, results of operations, and cash flows.

The automotive industry is seasonal. Some of our largest OEM customers typically shut down vehicle production during certain months or weeks of the year. For example, our OEM customers in Europe typically shut down operations during portions of July and August and additional periods during the December and January holiday season, while our OEM customers in North America typically close assembly plants for periods in June and July for model year changeovers and for additional periods during the December and January holiday season. During these downturns, our customers will generally reduce the number of production days because of lower demand and reduce excess vehicle inventory. Such seasonality, or unanticipated changes in plant shutdown schedules, could have a material adverse effect on our business, financial condition and results of operations.

Changes in technology and developments within the automotive industry could affect our business, financial condition, results of operations and cash flows.

The automotive industry is undergoing significant change, and we believe that the pace of that change will accelerate in the next several years. Technological changes, including the development of autonomous vehicles, new products and services, new business models or new methods of travel may disrupt the historic business model of the industry, reduce the demand for the purchase of automobiles, and adversely impact the sales of our customers as well as our sales, financial condition, results of operations and cash flows.

A material disruption at one of our manufacturing facilities could prevent it from meeting customer demand, reduce our revenues or negatively affect our results of operations and financial condition.

Any of our manufacturing facilities, or any of our machines or equipment within an otherwise operational facility, could cease operations unexpectedly due to a number of events, including:

•	unscheduled maintenance outages;

•	prolonged power failures;

•	an equipment failure;

•	labor difficulties;

•	disruptions in transportation infrastructure, including roads, bridges, railroad tracks and tunnels;

•	fires, floods, windstorms, earthquakes, hurricanes or other natural catastrophes;

•	war, terrorism or threats of terrorism or political unrest;

•	governmental regulations or intervention; and

•	other unexpected problems.

Any such disruption could prevent us from meeting customer orders, reduce our revenues or profits and negatively affect our results of operations and financial condition.

The decreasing number of automotive parts suppliers and pricing pressures from our automotive customers could make it more difficult for us to compete in the highly competitive automotive industry.

The automotive parts industry is highly competitive. Bankruptcies and consolidation among automotive parts suppliers are reducing the number of competitors, resulting in larger competitors who benefit from purchasing and distribution economies of scale. Our inability to compete with these larger suppliers in the future could result in a reduction of, or inability to increase, revenues, which would harm our business, financial condition, results of operations, and cash flows.

We face significant competition within each of our major product areas. The principal competitive factors include price, quality, global presence, service, product performance, design and engineering capabilities, new product innovation, and timely delivery. We also face significant competitive pricing pressures from our automotive customers. Because of their purchasing size, our automotive customers can influence market participants to compete on price terms. If we are not able to offset pricing reductions resulting from these pressures by improving operating efficiencies and reducing expenditures, those pricing reductions may have an adverse effect on our business.

We cannot provide assurance that we will be able to continue to compete in the highly competitive automotive industry or that increased competition will not have a material adverse effect on our business.

Fluctuations between foreign currencies and the U.S. dollar could harm our financial results.

We derived 16.7% of our revenue in fiscal year 2016 from our non-U.S. operations. The financial position and results of operations of certain of our international operations are measured using the foreign currency in the jurisdiction of those operations as the functional currency. As a result, we are exposed to currency fluctuations both in receiving cash from our international operations and in translating our financial results back to U.S. dollars. Assets and liabilities of our international operations are translated at the exchange rate in effect at each balance sheet date. Our income statement accounts are translated at the average rate of exchange prevailing during each fiscal quarter. A strengthening U.S. dollar against relevant foreign currency reduces the amount of income we recognize from our international operations. We cannot predict the effects of exchange rate fluctuations on our future operating results. As exchange rates vary, our results of operations and profitability may be harmed. We may use a combination of natural hedging techniques and financial derivatives to protect against certain foreign currency exchange rate risks. Such hedging activities may be ineffective or may not offset more than a portion of the adverse financial effect resulting from foreign currency variations. The gains or losses associated with hedging activities may harm our results of operations. In addition, the portion of our revenue derived from international operations may increase in the future, due to the impact of our acquisitions and overall growth in foreign markets, among other reasons. The risks we face in foreign currency transactions and translation may continue to increase as we further develop and expand our international operations.

We are subject to risks related to our international operations.

We sell our products worldwide from our manufacturing and distribution facilities in various regions and countries, including the United States, Mexico, Europe and Asia. International operations are subject to various risks which could have a material adverse effect on those operations or our business as a whole, including:

•	exposure to changes of trade policies and agreements, including changes in NAFTA (North American Free Trade Agreement) and other international trade agreements;

•	exposure to impact of tariffs or other forms of political incentive systems affecting international trade;

•	exposure to local economic conditions and labor issues;

•	exposure to local political conditions, including the risk of seizure of assets by a foreign government;

•	exposure to local social unrest, including any resultant acts of war, terrorism or similar events;

•	exposure to local public health issues and the resultant impact on economic and political conditions;

•	currency exchange rate fluctuations;

•	controls on the repatriation of cash, including imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries;

•	export and import restrictions; and

•	difficulties in penetrating new markets due to established and entrenched competitors.

The risks we face in our international operations may intensify if we further develop and expand our international operations.

Significant increases and fluctuations in raw materials pricing could materially harm us without proportionate recovery from our customers.

Significant increases in the cost of certain raw materials used in our products, such as aluminum, steel and magnesium ingot, or the cost of utility services required to produce our products, to the extent they are not timely reflected in the price we charge our customers or are otherwise mitigated, could materially and adversely impact our results. Prices for raw material inputs can be impacted by many factors, including developments in global commodities markets, international trade policies and developments in technology. The amount of steel available for processing is a function of the production levels of primary steel producers.

We obtain steel from a number of primary steel producers and steel service centers. The majority of the steel is purchased through our customers’ steel buying programs. Under these programs, we purchase steel at the price that our customers negotiated with the steel suppliers. In these cases, we take ownership of the steel; however, our customers are responsible for commodity price fluctuations. If these programs are discontinued by our customers in the future, we would have to purchase materials in the open market, which would subject us to additional market risk. With respect to the steel we purchase in the open market, we use centralized purchasing to purchase raw materials at the lowest competitive prices for the quantity purchased.

For our aluminum and magnesium die casting business, the cost of materials is handled in one of two ways. The primary method is to secure quarterly purchase commitments based on customer releases and then pass the quarterly price changes to those customers utilizing published metal indexes. The second method is to adjust prices monthly or quarterly, based on a referenced metal index plus additional material cost spreads agreed to by us and our customers. While we have been successful in the past recovering a significant portion of raw material costs, there is no assurance that we will continue to do so, or that increases in raw material costs will not adversely impact our business, financial condition, results of operations, and cash flows. In addition, significant increases in raw material prices may cause customers to redesign certain components or use alternative materials, which could result in reduced revenues, which could in turn harm our business, financial condition, results of operations and cash flows.

The volatility of steel prices could materially harm our results of operations.

A by-product of our production process is the generation of offal. We typically sell offal in secondary markets, which are similar to the steel markets. We generally share recoveries from sales of offal with our customers either through scrap sharing agreements, in cases in which we are participating in resale programs, or through product pricing, in cases in which we purchase steel directly from steel suppliers. In either situation, we may be affected by the fluctuation in scrap steel prices, either positively or negatively, in relation to our various customer agreements. As offal prices generally increase and decrease as steel prices increase and decrease, sales of offal may mitigate the impact of the volatility of steel price increases, as well as limit the benefits reaped from steel price declines. Any volatility in offal and steel prices could materially adversely affect our business, financial condition, results of operations, and cash flows.

Disruptions in the automotive supply chain could materially harm our business, financial condition, results of operations, and cash flows.

The automotive supply chain is subject to disruptions because we, along with our customers and suppliers, attempt to maintain low inventory levels. Disruptions could result from a variety of situations, such as the closure of one of our or our suppliers’ plants or critical manufacturing lines due to strikes, mechanical breakdowns, electrical outages, fires, explosions or political upheaval. Disruptions could also result from logistical complications due to weather, earthquakes, or other natural or nuclear disasters, mechanical failures, technology disruptions or delayed customs processing.

If we are the cause for a customer being forced to halt production, the customer may seek to recoup all of its losses and expenses from us. Any disruptions affecting us or caused by us could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Longer product lives of automotive parts may harm demand for some of our products.

The average useful life of automotive parts may increase due to innovations in products and technologies. As automotive product life cycles lengthen, opportunities to supply components for new programs may occur less frequently, which may reduce demand for some of our products.

Discontinuation of the vehicle models, engines or transmissions for which we manufacture products may harm our business, financial condition and results of operations.

Our typical sales contract provides for supplying a customer with our product requirements for particular programs, rather than manufacturing a specific quantity of components and systems. The initial terms of our sales contracts typically range from one to six years, with automatic renewal provisions that generally result in our contracts running for the life of the program. Our contracts do not require our customers to purchase a minimum number of components or systems. The loss of awarded business or significant reduction in demand for vehicles for which it produces components and systems could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The hourly workforce in our industry is highly unionized and our business could be harmed by labor disruptions.

As of April 30, 2017, approximately 20% of our U.S. hourly employees and 91% of our non-U.S. employees were unionized. Although we consider our current relations with our employees to be satisfactory, if major work disruptions were to occur, our business could be harmed by, for instance, a loss of revenues, increased costs or reduced profitability. We have not experienced a material labor disruption in our recent history, but there can be no assurance that we will not experience a material labor disruption at one of our facilities in the future in the course of renegotiation of our labor arrangements or otherwise.

In addition, many of the hourly employees of Fiat Chrysler Automotive and General Motors in North America and many of their other suppliers are unionized. Vehicle manufacturers, their suppliers and their respective employees in other countries are also subject to labor agreements. A work stoppage or strike at one of our production facilities, at those of a customer, or impacting a supplier of ours or any of our customers, such as the 2008 strike at a Tier 1 supplier that resulted in 30 General Motors facilities in North America being idled for several months, could have a material adverse impact on us by disrupting demand for our products and/or our ability to manufacture our products.

We may incur costs related to product warranties, environmental and regulatory matters, legal proceedings and other claims, which could materially harm our financial condition and results of operations.

From time to time, we receive product warranty claims from our customers, pursuant to which we may be required to bear costs of repair or replacement of certain of our products. Vehicle manufacturers require their outside suppliers to guarantee or warrant their products and to be responsible for the operation of these component products in new vehicles sold to consumers. Warranty claims may range from individual customer claims to full recalls of all products in the field.

We also from time to time are involved in a variety of legal proceedings, claims or investigations. These matters typically are incidental to the conduct of our business. Some of these matters involve allegations of damages against us relating to environmental liabilities, intellectual property matters, personal injury claims, taxes, employment matters or commercial or contractual disputes or allegations relating to legal compliance by us or our employees.

We vigorously defend ourselves in connection with all of the matters described above. We cannot, however, assure you that the costs, charges and liabilities associated with these matters will not be material, or that those costs, charges and liabilities will not exceed any amounts reserved for them in our consolidated financial statements. In future periods, we could be subject to cash costs or charges to earnings if any of these matters are resolved unfavorably to us in amounts exceeding any reserves for such matters.

Product recalls by vehicle manufacturers could negatively impact our production levels, which could materially harm our business, financial condition and results of operations.

Historically, there have been significant product recalls by some of the world’s largest vehicle manufacturers. Our risk to recalls of the products we manufacture is generally related to our workmanship on the product as opposed to the material and design of the products, as the design generally belongs to our customers and our parts are produced according to customer specifications. Recalls, whether or not related to claims against us, may result in decreased vehicle production as a result of a manufacturer focusing its efforts on the problems underlying the recall rather than generating new sales volume. In addition, consumers may elect not to purchase vehicles manufactured by the vehicle manufacturer initiating the recall, or by vehicle manufacturers in general, while the recalls persist. We do not maintain insurance in North America for product recall matters, as such insurance is not generally available on acceptable terms. Any reduction in vehicle production volumes, especially by our OEM customers, could have a material adverse effect on our business, financial condition and results of operations.

We rely on information technology and a failure of our information technology infrastructure or a breach of our information security could adversely impact our business and operations.

Our operations rely on a number of information technologies to manage, store and support business activities. We have a number of systems, processes and practices in place that are designed to protect against the failure of our systems. We recognize the increasing volume of cyber-attacks and employ commercially practical efforts to provide reasonable assurance such attacks are appropriately mitigated. Despite our efforts to protect sensitive information and confidential and personal data, however, our facilities and systems and those of our third-party service providers may be vulnerable to security breaches, disclosure, modification or destruction of proprietary and other key information, production downtimes and operational disruptions, which in turn could adversely affect our results of operations. Our systems and those of our service providers are vulnerable to circumstances beyond our reasonable control including acts of terror, acts of government, natural disasters, civil unrest and denial of service attacks which may lead to the theft of our intellectual property or trade secrets, disclosure, modification or destruction of proprietary and other key information and production downtimes and operational disruptions, which in turn could adversely affect our results of operations. To the extent that any disruption or security breach results in a loss or damage to our data, or an inappropriate disclosure of confidential or protected personal information, it could cause significant damage to our reputation, affect our relationships with our customers, suppliers and employees, lead to claims against us and ultimately harm our business. Additionally, we may be required to incur significant costs to protect against damage caused by these disruptions or security breaches in the future.

Changes in privacy laws, regulations, and standards may cause our business to suffer.

Personal privacy and data security have become significant issues in the United States, Europe, and in many other jurisdictions where we offer our products. The regulatory framework for privacy and security issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Federal, state, or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws and regulations affecting data privacy. In many jurisdictions, enforcement actions and consequences for noncompliance are rising. We may be required to incur significant costs to comply with privacy and data securities laws, rules and regulations. Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable privacy and data security laws, rules and regulations could result in additional cost and liability to us, damage our reputation, inhibit our sales, and adversely affect our business.

If we are unable to protect our intellectual property or if a third party makes assertions against us or our customers relating to intellectual property rights, our business could be harmed.

We own important intellectual property, including patents, trademarks, copyrights and trade secrets, and could be involved in licensing arrangements. Our intellectual property plays an important role in maintaining our competitive position. Notwithstanding our intellectual property portfolio, our competitors may develop technologies that are similar or superior to our proprietary technologies or design around the patents we own or license. Various patent, copyright, trade secret and trademark laws provide limited protection and may not prevent our competitors from duplicating our products or gaining access to our proprietary information. Further, as we expand our operations in jurisdictions where the protection of intellectual property rights is less robust, the risk of others duplicating our proprietary technologies increases, despite efforts we undertake to protect them.

On occasion, we may assert claims against third parties who are taking actions that we believe are infringing our intellectual property rights. Similarly, third parties may assert claims against us and our customers and distributors alleging our products infringe upon third party intellectual property rights. These claims, regardless of their merit or resolution, are frequently costly to prosecute, defend or settle and divert the efforts and attention of our management and employees. Claims of this sort also could harm our relationships with our customers and might deter future customers from doing business with us. If any such claim were to result in an adverse outcome, we could be required to take actions which may include: expending significant resources to develop or license non-infringing products; paying substantial damages to third parties, including to customers to compensate them for their discontinued use or replacing infringing technology with non-infringing technology; or cessation of the manufacture, use or sale of the infringing products. Any of the foregoing results could have a material adverse effect on our business, financial condition, results of operations, or our competitive position.

We are subject to risks associated with changing manufacturing technologies, which could place us at a competitive disadvantage.

The successful implementation of our business strategy requires us to continuously evolve our existing products and introduce new products to meet customers’ needs. Our products are characterized by stringent performance and specification requirements that mandate a high degree of manufacturing and engineering expertise. If we fail to meet these requirements, our business could be at risk.

We believe that our customers rigorously evaluate their suppliers on the basis of a number of factors, including:

•	product quality;

•	technical expertise and development capability;

•	new product innovation;

•	reliability and timeliness of delivery;

•	price competitiveness;

•	product design capability;

•	manufacturing expertise;

•	operational flexibility;

•	global production capabilities;

•	customer service; and

•	overall management.

Our success will depend on our ability to continue to meet our customers’ changing specifications with respect to these criteria. We cannot assure you that we will be able to address technological advances or introduce new products that may be necessary to remain competitive within our businesses. Furthermore, we cannot assure you that we can adequately protect any of our own technological developments to produce a sustainable competitive advantage.

The loss of our executive officers or key employees may materially harm operations and the ability to manage the day-to-day aspects of our business.

Our future performance substantially depends on our ability to retain and motivate executive officers and key employees. Our ability to manage the day-to-day aspects of our business may be materially harmed with the loss of any of our executive officers or key employees, which have many years of experience with us and within the automotive industry and other manufacturing industries, or if we are unable to recruit qualified personnel. The loss of the services of one or more executive officers or key employees, who also have strong personal ties with customers and suppliers, could have a material adverse effect on our business, financial condition and results of operations.

We are involved from time to time in legal proceedings, claims or investigations, which could have an adverse impact on our business, financial condition, results of operations, and cash flows.

We are involved from time to time in legal proceedings, claims or investigations that could be significant. These are typically claims that arise in the normal course of our business including, without limitation, commercial or contractual disputes, including disputes with suppliers, intellectual property matters, personal injury claims, environmental issues, tax matters and employment matters. No assurances can be given that such proceedings and claims will not have a material adverse impact on our business, financial condition, results of operations, and cash flows.

We are subject to a variety of environmental, health and safety laws and regulations and the cost of complying, or our failure to comply with such requirements may materially harm our business, financial condition, results of operations, and cash flows.

We are subject to a variety of federal, state, local and foreign environmental laws and regulations relating to the release or discharge of materials into the environment, the management, use, processing, handling, storage, transport or disposal of hazardous waste materials, or otherwise relating to the protection of public and employee health, safety and the environment. These laws and regulations expose us to liability for the environmental condition of our current facilities, and also may expose us to liability for the conduct of others or for our actions that were not in compliance with all applicable laws at the time these actions were taken or that resulted in contamination. These laws and regulations also may expose us to liability for claims of personal injury or property damage related to alleged exposure to hazardous or toxic materials. Despite our intentions to be in compliance with all such laws and regulations, we cannot guarantee that we will at all times be in compliance with all such requirements. The cost of complying with these requirements may also increase substantially in future years. If we violate or fail to comply with these requirements, we could be fined or otherwise sanctioned by regulators. These requirements are complex, change frequently and may become more stringent over time, which could have a material adverse effect on our business.

Our failure to maintain and comply with environmental permits that we are required to maintain could result in fines or penalties or other sanctions and have a material adverse effect on our operations or results. Future events, such as new environmental regulations or changes in or modified interpretations of existing laws and regulations or enforcement policies, newly discovered information or further investigation or evaluation of the potential health hazards of products or business activities, may give rise to additional compliance and other costs that could have a material adverse effect on our business, financial conditions, results of operations and cash flows.

We cannot assure you that the costs, charges and liabilities associated with these matters will not be material, or that those costs, charges and liabilities will not exceed any amounts reserved for them in our consolidated financial statements.

We are subject to risks associated with our use of highly specialized machinery that cannot be easily replaced.

Our machinery and tooling are complex, cannot be easily replicated and have a long lead-time to manufacture. If there is a breakdown in such machinery and tooling, and we or our service providers are unable to repair in a timely fashion, obtaining replacement machinery or rebuilding tooling could involve significant delays and costs, and may not be available to us on reasonable terms. Any disruption to our machinery could have a material adverse effect on our business, financial condition and results of operations.

Impairment charges relating to our goodwill or long lived assets could adversely affect our financial performance.

Goodwill represents the excess cost of an acquisition over the fair value of the net assets acquired. Generally accepted accounting principles require that goodwill be periodically evaluated for impairment based upon the fair value. As of April 30, 2017, we had approximately $27.6 million of goodwill, or 4.5% of our total assets, that could be subject to impairment. Declines in our profitability or the value of comparable companies may impact the fair value which could result in a write-down of goodwill and a reduction of net income. In addition, we have been required to recognize impairment charges for long lived assets. In accordance with generally accepted accounting principles, we periodically assess these assets to determine if they are impaired. Significant negative industry or economic trends, disruptions to our business, inability to effectively integrate acquired businesses, unexpected significant changes or planned changes in use of these assets, changes in the structure of our business, divestitures, market capitalization declines, or increases in associated discount rates may impair our long lived assets. Any charges relating to impairments of goodwill or long lived assets may adversely affect our results of operations in the periods recognized.

MTD Holdings Inc. may exercise significant influence over us.

MTD Holdings Inc. and its affiliates owned approximately 47% of our common stock as of July 7, 2017. As a result, MTD Holdings Inc. and its affiliates have significant influence over the vote in any election of directors and thereby its policies and operations, including the appointment of management, future issuances of our common stock or other securities, the payment of dividends, if any, on our common stock, the incurrence of debt by us, amendments to our amended and restated certificate of incorporation or bylaws and the entering into of extraordinary transactions, and its interests may not in all cases be aligned with your interests. In addition, MTD Holdings Inc. may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to us or be opposed by other stockholders.

We may incur additional tax expense or become subject to additional tax exposure.

Our provision for income taxes and the cash outlays required to satisfy our income tax obligations in the future could be harmed by changes in the level of earnings in the tax jurisdictions in which we operate, changes in the valuation of deferred tax assets, changes in our plans to reinvest the earnings of our non-U.S. operations outside the United States and changes in tax laws and regulations. Our income tax returns are subject to examination by federal, state and local tax authorities in the United States and tax authorities outside the United States. The results of these examinations and the ongoing assessments of our tax exposures could also have an adverse effect on our provision for income taxes and the cash outlays required to satisfy our income tax obligations.

Certain of our pension plans are underfunded and we have unfunded post-retirement benefit obligations. Additional cash contributions we may be required to make to our pension plans or amounts we may be required to pay in respect of post-retirement benefit obligations will reduce the cash available for our business.

Certain of our employees in the United States are participants in defined benefit pension plans which we sponsor. As of October 31, 2016, the unfunded amount of our U.S. pension plans was approximately $26.3 million. While future benefit accruals under our U.S. defined benefit plans were frozen, we may have ongoing obligations to make contributions to our U.S. pension plans as required in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended. In addition, we sponsor unfunded post-retirement benefits for a limited number of employees. As of October 31, 2016, the unfunded amount for these post-retirement benefits was approximately $372,000. Cash contributions to these plans and payment of these post-retirement benefit obligations will reduce the cash available for our business. Under ERISA, the Pension Benefit Guaranty Corporation (“PBGC”) has the authority to petition a court to terminate an underfunded defined benefit pension plan under limited circumstances. In the event our pension plans are terminated by the PBGC, we could be liable to the PBGC for the entire amount of the underfunding, as calculated by the PBGC based on its own assumptions (which likely would result in a larger obligation than that based on the assumptions it has used to fund such plans).

We may incur material costs related to plant closings, which could materially harm our business, financial condition, results of operations, and cash flows.

If we must close manufacturing facilities because of lost business or consolidation of manufacturing facilities, the employee termination costs, asset retirements, and other exit costs associated with the closure of these facilities may be significant. In certain circumstances, we may close a manufacturing facility that is operated under a lease agreement and we may continue to incur material costs in accordance with the lease agreement. We attempt to align production capacity with demand; however, we cannot provide assurance that plants will not have to be closed.

Regulations related to “conflict minerals” may cause us to incur substantial expenses and otherwise adversely impact our business.

Regulations related to “conflict minerals” may cause us to incur additional expenses and may make our supply chain more complex. In August 2012, the SEC adopted annual disclosure and reporting requirements for those companies who use certain minerals known as “conflict minerals”, which may or may not be mined from the Democratic Republic of Congo and adjoining countries, in their products. These requirements required due diligence efforts beginning in 2013, with initial disclosure requirements which began in 2014. There are significant costs associated with complying with these disclosure requirements, including for diligence to determine the sources of conflict minerals used in our products and other potential changes to products, processes or sources of supply as a consequence of such verification activities.

Failure to maintain an effective system of internal control over financial reporting or remediate weaknesses could materially harm our revenues and trading price of the common stock. If we cannot accurately report financial results, stockholder confidence in our ability to pursue business and maintain the trading price of our common stock may be eroded.

Internal control systems are intended to provide reasonable assurance regarding the preparation and fair presentation of published financial statements. Based on results of testing during the fourth quarter of fiscal 2015, management identified control deficiencies with respect to the design and operational effectiveness of our internal control over financial reporting, which when aggregated, represented material weaknesses in certain monitoring controls for our Wellington manufacturing facility and for those plants utilizing the same reporting application as the Wellington facility. Our management, with detailed oversight, immediately initiated and implemented corrective actions beginning in the fourth quarter of fiscal 2015 to remediate the deficiencies described above. Management concluded as of the second quarter of fiscal 2016 the remediation plans were successfully implemented and the material weaknesses as described above related to the Wellington manufacturing facility and those manufacturing facilities utilizing the same reporting system as Wellington were remediated.

Based on results of testing during the fourth quarter of fiscal 2016, management identified control deficiencies over our Saltillo manufacturing facility, resulting in corrections of immaterial errors of previously reported financial statements and financial information. Management concluded as of the fourth quarter of fiscal 2016 that, when aggregated, those control deficiencies resulted in a material weakness of the financial presentation of the Saltillo manufacturing facility isolated to that location. As described in Item 9A of our Form 10-K for the year ended October 31, 2016, in Item 4 of our Form 10-Q for the quarter ended January 31, 2017 and in Item 4 of our Form 10-Q for the quarter ended April 30, 2017, incorporated herein by reference, we have taken immediate measures to remediate the material weakness, and plan to complete remediation as quickly as possible. Acknowledging the material weakness isolated to our Saltillo manufacturing facility, our management concluded our internal controls over financial reporting were not effective as of October 31, 2016, January 31, 2017 and April 30, 2017.

We have incurred unanticipated expenses and costs, including audit, legal, consulting and other professional fees, in connection with the correction of immaterial errors of previously issued financial statements and the ongoing remediation of material weaknesses in our internal control over financial reporting and any further revision or restatement of our financial statements would likely cause us to incur significant additional accounting, legal, consulting and other professional fees and expenses, which would adversely affect our results of operations and financial condition, and could expose us to potential claims and additional risks that could adversely affect our business, results of operations, cash flows and financial condition. If remedial measures are insufficient to address these material weaknesses, or if additional material weaknesses or significant deficiencies in our internal control over financial reporting are discovered or occur in the future, our consolidated financial statements may contain material misstatements. Matters impacting our internal controls may cause us to be unable to report our financial data on a timely basis, or may cause us to adjust previously issued financial data, and thereby subject us to adverse regulatory consequences, including sanctions or investigations by the SEC, or violations of applicable stock exchange listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements.

Risks related to this offering and ownership of our common stock

The market price of our common stock may fluctuate significantly, and this may make it difficult for you to resell our common stock at times or at prices you find attractive.

The market price of our common stock may fluctuate significantly as a result of a number of factors, many of which are outside our control. The current market price of our common stock may not be indicative of future market prices. Fluctuations may occur in response to the other risk factors listed and incorporated by reference in this prospectus supplement and for many other reasons, including:

•	actual or anticipated variations in earnings, financial or operating performance or liquidity, including those resulting from the seasonality of our business;

•	our financial performance or the performance of our competitors and similar companies;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	changes in estimates of our performance or recommendations by securities analysts;

•	failure to meet securities analysts’ quarterly and annual projections;

•	the impact of new U.S. federal or state or international laws, regulations or treaties;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	the introduction of new services by us or our competitors;

•	the arrival or departure of key personnel;

•	changes in the prices or availability of commodities;

•	changes in currency exchange rates;

•	acquisitions, strategic alliances or joint ventures involving us or our competitors;

•	technological innovations or other trends in our industry;

•	news affecting our customers;

•	operating and stock performance of other companies deemed to be peers;

•	regulatory or labor conditions applicable to us, our industry or the industries we serve;

•	market conditions in our industry, the industries we serve, the financial markets and the economy as a whole;

•	changes in our capital structure; and

•	sales of our common stock by us, our directors, members of our management team or MTD Holdings Inc. or its affiliates.

In addition, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of a particular company. These broad market fluctuations may cause declines in the market price of our common stock.

Volatility in the market price of our common stock may make it difficult for you to resell shares of our common stock when you want or at attractive prices. In addition, when the market price of a company’s common stock drops significantly, stockholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs, including settlement costs or awards for legal damages, and could divert the time and attention of our management and other resources.

Provisions of our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law may make a contested takeover more difficult.

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws and the Delaware General Corporation Law could deter a change in our management or render more difficult an attempt to obtain control of us, even if such a proposal is favored by a majority of our stockholders.

The sale or issuance of additional shares may cause the market price of our common stock to drop significantly, even if our business is doing well, and result in additional dilution to our existing stockholders.

The market price of our common stock could decline as a result of sales or issuances of a large number of shares of our common stock or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. The universal shelf registration statement to which this prospectus supplement relates allows us to publicly issue up to $175 million of additional securities, including debt, common stock, preferred stock, and warrants. The shelf registration is intended to provide greater flexibility to us in financing growth or changing our capital structure.

At any time, subject to applicable law, stock exchange listing requirements, our amended and restated certificate of incorporation and bylaws and restrictive covenants to which we are or may be subject, we may make private offerings of our securities. In connection with future acquisitions, we may undertake the issuance of more shares of common stock without notice to our then existing stockholders. We also may issue additional shares in order to, among other things, compensate employees or consultants or for other valid business reasons in the discretion of our board of directors, which could result in diluting the interests of our existing stockholders.

The exercise or conversion of our outstanding options, warrants or other convertible securities or any derivative securities we issue in the future will result in the dilution of the ownership interests of our existing stockholders and may create downward pressure on the trading price of our common stock.

We may issue shares of preferred stock with greater rights than our common stock.

Our amended and restated certificate of incorporation authorizes our board of directors to issue shares of preferred stock and to determine the price and other terms for those shares without the approval of our stockholders. Any such preferred stock we may issue in the future could rank ahead of our common stock in many ways, including in terms of dividends, liquidation rights, and voting rights.

We do not anticipate paying dividends on our common stock in the foreseeable future and investors in our shares of common stock will not receive any dividend income.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any dividends that we may pay in the future will be at the discretion of our board of directors, and will depend on our future earnings, any applicable regulatory considerations, our financial requirements and other similarly unpredictable factors. Our ability to pay dividends on our common stock is further limited by the terms of our credit facilities. Accordingly, investors seeking dividend income should not purchase our stock.

If securities analysts do not publish research about our business, or publish negative reports about our business, our stock price and trading volume could decline.

No securities analysts currently publish any research or reports about our business or securities. We may be unable to attract research coverage. If any securities analysts commence coverage of our business and/or public reports on us, the trading market for our common stock may, to some extent, be influenced by such coverage and reports. One or more analysts could downgrade our common stock or issue other negative commentary about us or our industry. Additionally, if one or more of these analysts ceases coverage of our business or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Use of proceeds

We will use the net proceeds we receive from this offering to repay borrowings under our revolving credit facility, subject to our ability to re-borrow as discussed below and to restrictions in our revolving credit facility, which restrictions, among other things, require that we repay borrowings in $100,000 increments. As of July 7, 2017, total borrowings under our revolving credit facility were approximately $253.9 million and were subject to an interest rate of 3.6911%. Our revolving credit facility matures in September 2019. We may re-borrow any amounts repaid under our revolving credit facility, subject to the terms of the facility, to pay for working capital and general corporate purposes, including capital expenditures and future acquisitions.

We will not receive any proceeds from the sale of any shares of our common stock offered by the selling stockholder.

Market information and dividend policy

Market Information

Our common stock is traded on the Nasdaq Global Market under the symbol “SHLO.” On July 7, 2017, the closing price for our common stock was $12.23 per share.

On July 7, 2017, we had 143 holders of record of our common stock. The following table sets forth for the quarters indicated the range of high and low trading for our common stock:

Year ended October 31, 2015	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
High	$17.37	$14.70	$13.83	$12.22
Low	$10.98	$11.58	$9.54	$6.59

Year ended October 31, 2016	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
High	$8.55	$6.51	$9.78	$9.69
Low	$3.70	$3.06	$4.95	$6.50

Year ending October 31, 2017	1st Qtr	2nd Qtr	3rd Qtr (1)
High	$12.25	$16.69	$14.97
Low	$6.50	$11.33	$10.53

(1)	Through July 7, 2017.

Dividend policy

We currently anticipate that we will retain all available funds for use in the operation and expansion of our business, and do not anticipate paying any cash dividends in the foreseeable future. Any future determination as to our dividend policy will be made at the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, legal requirements and restrictions in our debt agreements that limit our access to funds available to pay dividends to stockholders, and other factors our board of directors deem relevant.

Capitalization

The following table summarizes our cash and cash equivalents and our capitalization as of April 30, 2017, (i) on an actual basis, and (ii) on an as-adjusted basis to give effect to (a) the sale by us of 5,000,000 shares of our common stock in this offering at a public offering price of $         per share, after deducting underwriting discounts and estimated offering expenses payable by us, and (b) our application of the estimated net proceeds from this offering as described in the section titled “Use of proceeds” as if such transactions occurred on

April 30, 2017.

You should read the following table in conjunction with the information set forth under the heading “Use of Proceeds” in this prospectus supplement and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2017, which is incorporated by reference herein.

	As of April 30, 2017
	Actual	As adjusted

(U.S. dollars in thousands)	(unaudited)	(unaudited)
Cash and cash equivalents	$11,126	$

Debt
Revolving credit facility(1)	239,400
Equipment security note	741		741
Capital lease obligations	4,051		4,051
Insurance broker financing agreement	95		95

Total debt	$244,287	$

Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized; no shares issued and outstanding	—		—
Common stock, $0.01 par value: 50,000,000 shares authorized; 17,875,242 shares issued and outstanding, actual; 22,875,242 shares issued and outstanding, as adjusted	179
Paid-in capital	71,295
Retained earnings	120,884		120,884
Accumulated other comprehensive loss, net	(52,742)		(52,742)

Total stockholders’ equity	$139,616	$

Total capitalization	$383,903	$

(1)	We are party to a Credit Agreement, dated October 25, 2013, as amended (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender, Dutch Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC as Joint Lead Arrangers and Joint Book Managers, The PrivateBank and Trust Company, Compass Bank and The Huntington National Bank, N.A., as Co-Documentation Agents, and the other lenders party thereto. As of April 30, 2017, after considering letters of credit of approximately $6.1 million that we have issued, unused commitments under the Credit Agreement were approximately $102.0 million. As of July 7, 2017, total borrowings under our revolving credit facility were approximately $253.9 million and were subject to an interest rate of 3.6911%, and, after considering letters of credit of approximately $6.1 million that we have issued, unused commitments under the Credit Agreement were approximately $87.5 million. Borrowings under the Credit Agreement bear interest, at our option, at LIBOR or the base (or “prime”) rate established from time to time by the administrative agent, in each case, plus an applicable margin. The Credit Agreement currently provides for an interest rate margin on LIBOR loans of 1.50% to 4.00% and of 0.50% to 3.00% on base rate loans depending on our leverage ratio.

Selling stockholder

The following table sets forth information with respect to the current beneficial ownership of the selling stockholder, the number of shares of common stock being offered by the selling stockholder hereby and information with respect to shares to be beneficially owned by the selling stockholder after completion of this offering.

The number of shares and percentages of beneficial ownership set forth below are based on 17,873,792 shares of our common stock issued and outstanding as of July 7, 2017. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. Except as indicated in the footnotes to this table, we believe that the selling stockholder possesses sole voting and investment power over all shares of equity securities shown as beneficially owned by it.

			Shares of common stock offered hereby		Shares of common stock beneficially owned after this offering (2)
	Shares of common stock beneficially owned prior to this offering		Assuming the underwriter’s option to purchase additional shares is not exercised	Assuming the underwriter’s option to purchase additional shares is exercised in full	Assuming the underwriter’s option to purchase additional shares is not exercised		Assuming the underwriter’s option to purchase additional shares is exercised in full
Name of Selling Stockholder	Number	Percent	Number	Number	Number	Percent	Number	Percent
MTD Products Inc. Master Employee Benefit Trust(1)	1,104,400	6.2%	0	500,000	1,104,400	4.8%	604,400	2.6%

(1)	Information reported is based on a Schedule 13D/A as filed with the SEC on January 29, 2013. MTD Products Inc. Master Employee Benefit Trust is a trust fund established and sponsored by MTD Products Inc., an outdoor power equipment manufacturer and a wholly-owned subsidiary of MTD Holdings Inc., also an outdoor power equipment manufacturer. MTD Holdings Inc. has shared power to vote and dispose of all 1,104,400 shares of our common stock beneficially owned by the MTD Products Inc. Master Employee Benefit Trust. Including those 1,104,400 shares, MTD Holdings Inc. beneficially owns 8,405,266 shares of our common stock, which represents approximately 47.0% of our aggregate outstanding common stock as of July 7, 2017 and approximately 36.7% of our aggregate outstanding common stock if the underwriter’s option to purchase additional shares is not exercised. Assuming no other transfers of our common stock by MTD Holdings Inc. and MTD Products Inc. Master Employee Benefit Trust and the underwriter’s option to purchase additional shares is exercised in full, then MTD Holdings Inc. would beneficially own 7,905,266 shares of our common stock, which would represent approximately 34.2% of our aggregate outstanding common stock.

(2)	Assumes no other transfers of our common stock by MTD Products Inc. Master Employee Benefit Trust.

Material U.S. federal income tax considerations to non-U.S. holders of our common stock

This section discusses the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by a “Non-U.S. Holder”. For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of common stock that, for U.S. federal income tax purposes, is neither a U.S. person nor an entity treated as a partnership. The term “U.S. person” means:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) whose administration is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have authority to control all substantive decisions of the trust, or (ii) which has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion does not address entities that are, or are treated as, partnerships for U.S. federal income tax purposes (regardless of their place of organization or formation) and their equity holders, or entities that are disregarded for U.S. federal income tax purposes (regardless of their place of organization or formation). Therefore, these entities and persons are not considered “Non-U.S. Holders” for the purposes of this discussion.

This discussion generally does not address U.S. federal income tax considerations that may be relevant to particular investors because of their specific circumstances, or because they are subject to special rules. Investors subject to special rules not covered in this discussion include:

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	tax-qualified retirement plans and qualified foreign pension funds;

•	broker-dealers and traders in securities, commodities or currencies;

•	U.S. expatriates;

•	“controlled foreign corporations;”

•	“passive foreign investment companies;”

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons that hold our common stock as part of a “straddle,” “conversion transaction,” or other risk reduction strategy;

•	holders deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code of 1986, as amended (the “Code”);

•	holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation; and

•	holders who are subject to the alternative minimum tax or the Medicare contribution tax.

Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders. This discussion does not provide a complete analysis of all potential tax considerations and does not address any federal gift or estate tax consequences, any state, local or non-U.S. tax consequences or any specific tax treaties.

The discussion below is based upon the provisions of the Code and U.S. Treasury regulations, published administrative pronouncements, rulings and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following discussion. This discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

The following discussion is for general information only and is not tax advice for any Non-U.S. Holders under their particular circumstances. Persons considering the purchase of our common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal income tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction (including any state, local and non-U.S. tax consequences) and any U.S. federal tax consequences other than income tax consequences.

Distributions on our common stock

As described above in the “Market information and dividend policy” section of this prospectus, we do not anticipate paying any cash dividends in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions made to a Non-U.S. Holder generally will constitute dividends for U.S. federal income tax purposes to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those dividends exceed our current and accumulated earnings and profits, the dividends will constitute a return of capital and will first reduce a holder’s basis, but not below zero, and then will be treated as gain from the sale of stock (described below).

The gross amount of any dividend (out of earnings and profits) paid to a Non-U.S. Holder generally will be subject to withholding tax at a 30% rate, unless the holder is entitled to an exemption from or reduced rate of withholding under an applicable income tax treaty. In order to receive an exemption or a reduced treaty rate, prior to the payment of a dividend, a Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8BEN, Form W-8BEN-E, or other applicable or successor form, certifying the Non-U.S. Holder’s qualification for the exemption or reduced rate.

Payors generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that such holder maintains in the United States) if the Non-U.S. Holder provides a properly executed IRS Form W-8ECI, certifying that the dividends are so connected. In general, such effectively connected dividends will be subject to U.S. federal income tax, on a net income basis at the regular graduated rates, unless a specific treaty exemption applies. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

A Non-U.S. Holder of common stock that is eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts currently withheld, if an appropriate claim for refund is timely filed with the IRS.

Distributions on our common stock will also be subject to the discussion below regarding backup withholding and foreign accounts.

Gain on disposition of our common stock

Subject to the discussion below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock, unless:

•

the gain is effectively connected with a trade or business of such holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that such holder maintains in the United States), in which case, the Non-U.S. Holder generally will be required to pay tax on the net gain derived from the sale or other disposition at regular graduated U.S. federal income tax rates, unless a specific treaty exemption applies, and if the Non-U.S. Holder is a corporation, the “branch profits tax” described above may also apply;

•

the Non-U.S. Holder is a nonresident alien individual and is treated as present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will be required to pay a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which gain may be offset by capital losses allocable to U.S. sources realized during the taxable year of the disposition (even though such Non-U.S. Holder is not considered a resident of the United States); or

•

we are or were a “United States real property holding corporation” (“USRPHC”) during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our common stock. Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” (within the meaning of the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

We believe that we are not currently, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, in the event that we become a USRPHC, as long as our common stock is and continues to be regularly traded on an established securities market, only a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for the common stock, more than 5% of our common stock will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If we were to become a USRPHC and our common stock were not considered to be regularly traded on an established securities market, such Non-U.S. Holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a taxable disposition of our common stock on a net income basis at the rates and in the manner generally applicable to U.S. persons unless an applicable income tax treaty provides otherwise, and a 15% withholding tax would apply to the gross proceeds from such disposition.

Information reporting requirements and backup withholding

Generally, payors must report annually to the IRS the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to tax treaties or other agreements, the IRS may make its report available to tax authorities in the Non-U.S. Holder’s country of residence.

A Non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code) on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a credit or refund may be obtained from the IRS, so long as the required information is furnished to the IRS in a timely manner. If backup withholding is applied to you, you should consult with your own tax advisor to determine if you are able to obtain a tax refund or credit with respect to the amount withheld.

Foreign accounts

Sections 1471 through 1474 of the Code (such Sections commonly referred to as FATCA) generally may impose a U.S. federal withholding tax of 30% on dividends paid on our common stock and the gross proceeds of a disposition of our common stock paid to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Distributions on our common stock,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

The withholding provisions described above generally apply to payments of dividends on our common stock and will apply to payments of gross proceeds from a sale or other disposition of our common stock on or after January 1, 2019.

The United States has entered into, and continues to negotiate, intergovernmental agreements (each, an “IGA”) with a number of other jurisdictions to facilitate the implementation of FATCA. An IGA may significantly alter the application of FATCA and its information reporting and withholding requirements with respect to any particular investor. FATCA is particularly complex and its application remains uncertain.

Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of any taxes withheld pursuant to FATCA. Prospective investors are encouraged to consult with their own tax advisors regarding possible implications of FATCA on their investment in our common stock.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE FOR ANY NON-U.S. HOLDERS UNDER THEIR PARTICULAR CIRCUMSTANCES. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR ANY U.S. FEDERAL TAX LAWS OTHER THAN INCOME TAX LAWS.

Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase of our common stock by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in our common stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our common stock by an ERISA Plan with respect to which we or the underwriters is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of our common stock.

These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, our common stock should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of our common stock, each purchaser and subsequent transferee of our common stock will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold our common stock constitutes assets of any Plan or (ii) the purchase and holding of our common stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

Additionally, if any purchaser or subsequent transferee of our common stock is using assets of any ERISA Plan to acquire or hold our common stock, such purchaser and subsequent transferee will be deemed to represent that (i) none of us, the underwriters, and any of our or their respective affiliates has acted as the ERISA Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser or transferee’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to our common stock and none of us, the underwriters, and any of our or their respective affiliates shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold, sell, exchange, vote or provide any consent with respect to our common stock and (ii) the decision to invest in our common stock has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c), as amended from time to time (the “Fiduciary Rule”), who (a) is independent of us and the underwriters; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the purchaser or transferee’s investment in our common stock and is responsible for exercising independent judgment in evaluating the investment in our common stock; (d) is either (A) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such an ERISA Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Securities Exchange Act of 1934, as amended; and/or (E) an Independent Fiduciary (not described in clauses (A), (B), (C) or (D) above) that holds or has under management or control total assets of at least $50 million, and will at all times that such purchaser or transferee holds our common stock hold or have under management or control total assets of at least $50 million; and (e) is aware of and acknowledges that (I) none of us, the underwriters and any of our or their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in our common stock, and (II) we, the underwriters and our and their respective affiliates have a financial interest in the purchaser’s or transferee’s investment in our common stock on account of the fees and other remuneration we or they expect to receive in connection with transactions contemplated hereunder. Notwithstanding the foregoing, any ERISA Plan which is an individual retirement account that is not represented by an Independent Fiduciary shall not be deemed to have made the representation in clause (ii)(d) above.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of our common stock.

Underwriting (conflicts of interest)

We, the selling stockholder and the underwriters for the offering named below have entered into an underwriting agreement dated as of the date of this prospectus supplement with respect to the shares of common stock being offered under this prospectus. J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives of each of the underwriters of this offering. Under the terms and subject to the conditions contained in the underwriting agreement, each underwriter has severally agreed to purchase, and we have agreed to sell, the number of shares of our common stock set forth opposite the underwriter’s name:

Underwriter	Number of shares

J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BMO Capital Markets Corp.

Total	5,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriting agreement also provides that the underwriters are obligated to purchase all the shares of common stock in this offering if any are purchased, other than those shares covered by the underwriters’ option to purchase additional shares described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

We and the selling stockholder have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 750,000 additional shares of common stock from us and the selling stockholder, collectively, at the public offering price less the underwriting discounts and commissions. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. If the underwriters purchase 500,000 or fewer shares of common stock pursuant to their option, all such shares will be purchased from the selling stockholder. Any shares purchased by the underwriters pursuant to their option in excess of 500,000 will be purchased from us.

The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at the public offering price less a selling concession of up to $         per share. After the public offering, the representative may change the public offering price and selling concession. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

We estimate $         of expenses (other than underwriting commissions and discounts) payable by us incident to the performance of our obligations under the underwriting agreement. We have also agreed to reimburse the underwriters for certain expenses of approximately $         related to clearance of this offering with FINRA.

The following table summarizes the compensation we and the selling stockholder will pay (in thousands, except per share amounts):

	Per share	Total
		Without option	With option
Underwriting discounts and commissions paid by us	$	$	$
Underwriting discounts and commissions paid by selling stockholder	$	$	$

A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering, and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

We have agreed that, subject to certain exceptions, we will not (i) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of our common stock or such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), without the prior written consent of the representative, for a period of 90 days after the date of this prospectus supplement.

Our directors and executive officers, the selling stockholder and MTD Holdings Inc. have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares of common stock, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through their option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Market, in the over the counter market or otherwise.

Other relationships

Certain of the underwriters and their respective affiliates have performed, and may in the future perform, various investment banking, financial advisory and other services for us, our affiliates and our officers in the ordinary course of business, for which they received, and may receive, customary fees and reimbursement of expenses. In particular, under the Credit Agreement, dated October 25, 2013, as amended, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated act as Joint Lead Arrangers and Joint Book Managers , an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated acts as Administrative Agent, Swing Line Lender, Dutch Swing Line Lender and L/C Issuer, an affiliate of J.P. Morgan Securities LLC acts as Syndication Agent, and affiliates of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated participate in the credit facility as lenders.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of interest

Affiliates of certain of the underwriters will receive at least 5% of the net proceeds of this offering in connection with the repayment of a portion of the outstanding amounts under our revolving credit facility. See “Use of proceeds.” Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. This rule requires, among other things, that a “qualified independent underwriter” has participated in the preparation of, and has exercised the usual standards of “due diligence” with respect to, the registration statement and prospectus supplement. BMO Capital Markets Corp. has agreed to act as qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act. BMO Capital Markets Corp. will not receive any additional fees for serving as qualified independent underwriter in connection with this offering. We have agreed to indemnify BMO Capital Markets Corp. against liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. Pursuant to FINRA Rule 5121, the underwriters subject to the Rule will not confirm sales of notes to any account over which it/they exercise(s) discretionary authority without the prior written approval of the customer.

Notice to prospective investors in Canada

The shares offered may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the share must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto) and includes any relevant implementing measure in the relevant member state.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement and accompanying prospectus. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters

Notice to prospective investors in the United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to prospective investors in France

Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to prospective investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of

Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to prospective investors in Japan

The shares offered in this prospectus supplement and the accompanying prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to prospective investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Legal matters

The validity of the securities offered by this prospectus will be passed upon for us by Honigman Miller Schwartz and Cohn LLP. Certain legal matters will be passed upon for the selling stockholder by Wegman, Hessler & Vanderburg L.P.A. The underwriters have been represented by Simpson Thacher & Bartlett LLP, New York, New  York.

Experts

The audited financial statements, schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Our common stock is listed on the Nasdaq Global Market under the symbol “SHLO.”

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

Incorporation of documents by reference

We “incorporate by reference” certain documents that we have filed with the SEC into this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained in this prospectus supplement or subsequently filed documents incorporated by reference.

This prospectus supplement incorporates by reference:

•	our Annual Report on Form 10-K for the year ended October 31, 2016, filed with the SEC on January 17, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended January 31, 2017, filed with the SEC on March 9, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended April 30, 2017, filed with the SEC on June 1, 2017;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended October 31, 2016 from our definitive Proxy Statement for the Annual Meeting of Stockholders held on February 28, 2017, filed with the SEC on January 19, 2017; and

•	our Current Report on Form 8-K, filed with the SEC on March 2, 2017.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or document that is not deemed filed under such provisions, (i) on or after the date of filing of the Registration Statement containing this prospectus supplement and prior to the effectiveness of the Registration Statement and (ii) on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or the Registration Statement of which this prospectus supplement is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of those documents. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

These documents may also be accessed on our website at http://www.shiloh.com. Information contained in, or accessible through, our website is not a part of this prospectus.

You may obtain documents incorporated by reference into this prospectus supplement at no cost by writing or telephoning us at the following address:

Shiloh Industries, Inc.

Attention: Kenton M. Bednarz, Vice President, Legal and Government Affairs, and Secretary

880 Steel Drive

Valley City, OH 44280

Tel: (330) 558-2600

Any statements contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement except as so modified or superseded.

PROSPECTUS

Dated March 24, 2017

$175,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

500,000 Shares of Common Stock

Offered by Selling Stockholders

We, Shiloh Industries, Inc., may offer from time to time debt securities, common stock, preferred stock or warrants to purchase common stock, preferred stock or debt securities, or any combination of these securities, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering. Additionally, from time to time, certain of our stockholders to be identified in future supplements to this prospectus and who acquired common stock may sell up to 500,000 shares of common stock in one or one or more offerings in amounts, at prices and on the terms that they will determine at the time of the offering. The aggregate initial offering price of all securities sold by us as part of the primary offering under this prospectus will not exceed $175 million.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “SHLO.” On March 20, 2017, the closing price for our common stock was $13.62 per share.

Investing in our securities involves risks. You should carefully read and consider the risk factors described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before you make an investment in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 24, 2017.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. This prospectus covers the primary offering by us of debt securities, common stock, preferred stock and warrants. We may offer and sell any combination of the securities described in this prospectus. Additionally, this prospectus covers the offering of up to 500,000 shares of common stock by certain of our stockholders to be identified in future supplements to this prospectus of common stock. This prospectus provides you with a general description of the securities that may be offered and sold hereunder. Each time we offer a type or series of securities or the selling stockholders offer and sell shares of our common stock pursuant to this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement in their entireties together with additional information described under the heading “Where You Can Find More Information” in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The Registration Statement containing this prospectus, including exhibits to the Registration Statement, provides additional information about us and the common stock offered under this prospectus. The Registration Statement can be read on the SEC’s website or at the SEC’s public reading room mentioned under the heading “Where You Can Find More Information” in this prospectus.

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

This prospectus is part of a registration statement on Form S-3 that Shiloh Industries, Inc., a Delaware corporation, which is also referred to as “SHLO,” “the Company,” “we,” “us,” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC’s website at www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We “incorporate by reference” certain documents that we have filed with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference:

•	our Annual Report on Form 10-K for the year ended October 31, 2016, filed with the SEC on January 17, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended January 31, 2017, filed with the SEC on March 9, 2017;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended October 31, 2016 from our definitive Proxy Statement for the Annual Meeting of Stockholders held on February 28, 2017, filed with the SEC on January 19, 2017; and

•	our Current Report on Form 8-K, filed with the SEC on March 2, 2017.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or document that is not deemed filed under such provisions, (i) on or after the date of filing of the Registration Statement containing this prospectus and prior to the effectiveness of the Registration Statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the Registration Statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

These documents may also be accessed on our website at www.shiloh.com. Information contained in, or accessible through, our website is not a part of this prospectus.

You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:

Shiloh Industries, Inc.

Attention: Kenton M. Bednarz, Vice President, Legal and Government Affairs, and Secretary

880 Steel Drive

Valley City, OH 44280

Tel: (330) 558-2600

Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain information included in this prospectus or in other materials we have filed or will file with the SEC (as well as information included in oral statements or other written statements made or to be made by us) includes forward-looking statements, which involve risks and uncertainties. These forward looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and potential acquisitions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this prospectus.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	our ability to accomplish its strategic objectives;

•	our ability to obtain future sales;

•	changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities;

•	costs related to legal and administrative matters;

•	our ability to realize cost savings expected to offset price concessions;

•	our ability to successfully integrate acquired businesses, including businesses located outside of the United States;

•	risks associated with doing business internationally, including economic, political and social instability, foreign currency exposure and the lack of acceptance of its products;

•	inefficiencies related to production and product launches that are greater than anticipated;

•	changes in technology and technological risks;

•	work stoppages and strikes at our facilities and that of our customers or suppliers;

•	our dependence on the automotive and heavy truck industries, which are highly cyclical;

•	the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions affecting car and light truck production;

•	regulations and policies regarding international trade;

•	financial and business downturns of our customers or vendors, including any production cutbacks or bankruptcies;

•	increases in the price of, or limitations on the availability of, steel, aluminum or magnesium, our primary raw materials, or decreases in the price of scrap steel;

•	the successful launch and consumer acceptance of new vehicles for which we supply parts;

•	the occurrence of any event or condition that may be deemed a material adverse effect under our outstanding indebtedness or a decrease in customer demand which could cause a covenant default under our outstanding indebtedness; and

•	pension plan funding requirements.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including quarterly reports on Form 10-Q, our most recent annual report on Form 10-K, current reports on Form 8-K and proxy statements.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this prospectus.

THE COMPANY

Overview

Shiloh Industries, Inc. is a Delaware corporation incorporated in 1993. We are a leading global supplier of lightweighting, noise and vibration solutions to the automotive, commercial vehicle and industrial markets. We have a global network of manufacturing operations and technical centers in Asia, Europe and North America. We offer one of the broadest portfolios of lightweighting solutions to the automotive, commercial vehicle and industrial markets, capable of delivering solutions in aluminum, magnesium, steel and high strength steel alloys. We deliver these solutions through the design and manufacturing of our BlankLight®, CastLight™ and StampLight™ brands. We deliver solutions in body, chassis and powertrain systems to original equipment manufacturers (“OEMs”) and several “Tier 1” suppliers to the OEMs and operate as one end-customer focused reporting segment.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

Corporate Information

Our principal executive office is located at 880 Steel Drive, Valley City, Ohio 44280, our telephone number is (330) 558-2600 and our website address is www.shiloh.com. Information contained in, or accessible through, our website is not a part of this prospectus.

RISK FACTORS

Before making an investment decision, you should carefully consider the specific risks described under the heading “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, including, without limitation, our Form 10-K, which is on file with the SEC and incorporated by reference in this prospectus. If any of these risks, as well as other risks and uncertainties that are not yet identified or that we currently think are immaterial, actually occur, our business, results of operations or financial condition could be materially and adversely affected.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges is set forth below for the periods indicated. For periods in which earnings before fixed charges were insufficient to cover fixed charges, the dollar amount of coverage deficiency (in millions), instead of the ratio, is disclosed.

	Quarter Ended January 31,	Year Ended October 31,
(dollars in millions, except ratios)	2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges (deficiency in the coverage of fixed charges by earnings available for fixed charges)	$(2.11)	$(1.89)	1.82x	5.32x	10.78x	12.21x

We did not have any preferred stock outstanding for the periods presented, and therefore the ratios of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented above.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by us for general corporate purposes. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

We will not receive any proceeds from the sale of any shares of our common stock offered by the selling stockholders.

SELLING STOCKHOLDERS

Up to 500,000 shares of our common stock may be sold by selling stockholders to be identified in future supplements to this prospectus. Any selling stockholders who may in the future sell shares of common stock pursuant to this prospectus acquired such common stock either (i) immediately prior to the effectiveness of our Registration Statement on Form S-1 (File No. 33-62730) on June 23, 1993 as part of a reorganization pursuant to the transactions described in the Exchange Agreement, dated as of May 25, 1993, as amended by the First Amendment to Exchange Agreement, dated June 22, 1993, by and among the Company, Shiloh Corporation, Valley City Steel Company and the other parties thereto (collectively, the “Reorganization”), or (ii) during the period beginning July 1, 1998 through September 30, 1998, directly from a person or entity who acquired such common stock as part of the Reorganization.

DESCRIPTION OF THE DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior debt or as convertible debt. Any senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at the lender’s option and would be at prescribed conversion rates.

We may not incur any additional indebtedness without the consent of our existing lenders. This description of our debt securities presumes that our current indebtedness has been paid off or that we have obtained the consent of our existing lenders to issue additional debt securities.

The following description sets forth certain general terms and provisions of the debt securities that we may issue. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities. The prospectus supplement for a particular series of debt securities may add, update or change the terms and conditions of the debt securities as described in this prospectus.

The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued (the “indenture”) is a summary only and, therefore, is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the Registration Statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in this section and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, a supplemental indenture or an officers’ certificate. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the series of debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the date or dates on which the principal on the series of debt securities is payable;

•	the rate or rates (which may be fixed or variable) per annum, if applicable, or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, and premium and interest, if any, on, the series of debt securities will be payable;

•	if applicable, the period within which, the price at which and the terms and conditions upon which the series of debt securities may be redeemed;

•	any obligation we may have to redeem or purchase the series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of a series of debt securities;

•	the dates on which and the price or prices at which we will repurchase the series of debt securities at the option of the holders of such series of debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the form of the series of debt securities and whether the series of debt securities will be issuable as global debt securities;

•	the portion of principal amount of the series of debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest, if any, on, the series of debt securities will be made;

•	if payments of principal of, and premium or interest, if any, on, the series of debt securities will be made in one or more currencies or currency units other than that or those in which the series of debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•	the manner in which the amounts of payment of principal of, and premium or interest, if any, on, the series of debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the series of debt securities;

•	any addition to or change in the Events of Default (as defined below) described in this prospectus or in the indenture which applies to the series of debt securities and any change in the right of the trustee or the holders of the series of debt securities to declare the principal amount thereof due and payable;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the series of debt securities;

•	any other terms of the series of debt securities, which may supplement, modify or delete any provision of the indenture as it applies to such series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities; and

•	any provisions relating to conversion of the series of debt securities.

In addition, the indenture does not limit our ability to issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, an officers’ certificate or supplemental indenture related to such series of debt securities and will be described in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest, if any, on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a depository that will be named in a prospectus supplement as Depositary (the “Depositary”), or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest, if any, on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be issued to the Depositary or a nominee of the Depositary and registered in the name of the Depositary or a nominee of the Depositary.

The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the purchasers’ ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of such global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to such global debt security for purposes of obtaining any consents, declarations, waivers or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest, if any, on, book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of, and premium or interest, if any, on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security only if (i) the Depositary notifies us that it is unwilling or unable to continue as Depositary for such global debt security or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in either case, we fail to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) we execute and deliver to the trustee an officers’ certificate to the effect that such global debt security shall be so exchangeable. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following events, unless in the board resolution, supplemental indenture or officers’ certificate, it is provided that such series of debt securities shall not have the benefit of a particular Event of Default:

•	default in the payment of any interest upon any debt security of such series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of such period of 30 days);

•	default in the payment of principal of, or premium, if any, on, any debt security of such series when at maturity or which such principal otherwise becomes due and payable;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than such series), which default continues uncured for a period of 60 days after written notice thereof has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization applicable to us; and

•	any other Event of Default provided with respect to debt securities of such series that is described in the applicable board resolution, supplemental indenture or officers’ certificate establishing such series of debt securities.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of such series are discount securities, that portion of the principal amount as may be specified in the terms of such series) of and accrued and unpaid interest, if any, on all debt securities of such series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of such series, have been cured or waived as provided in the indenture. We will describe in the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of such series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of such series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision of the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and interest, if any, on, such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee an officers’ certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any event which, after notice or lapse of time, or both, would become an Event of Default or any Event of Default (except in payment of principal of, or premium or interest, if any, on, any debt securities of such series) with respect to debt securities of such series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of, or premium, if any, on or change the stated maturity date of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, and premium or interest, if any, on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium or interest, if any, on, any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest, if any, on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to such series and its consequences, except a default in the payment of principal of, or premium or interest, if any, on, any debt security of such series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of, such series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute an Event of Default with respect to the debt securities of such series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of, the debt securities of such series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Certain Defined Terms

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

“U.S. Government Obligations” means debt securities that are:

•	direct obligations of The United States of America for the payment of which its full faith and credit is pledged; or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as full faith and credit obligation by The United States of America, which, in either case, are not callable or redeemable at the option of the issuer itself and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt. Except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF THE CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that may be offered from time to time pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and amended and restated bylaws that are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws.

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of March 8, 2017, we have approximately 17,386,456 shares of our common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. Except as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter or by a written resolution of the stockholders representing the number of affirmative votes required for such matter at a meeting.

Dividends

The holders of common stock are entitled to any dividends that may be declared our the board of directors out of funds legally available therefore subject to the prior rights of holders of any outstanding shares of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. The Company’s current Credit Agreement contains covenants that could restrict, under certain circumstances, the ability to pay dividends on its common stock.

Other Rights

In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock (if any). Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized to provide for the issuance of preferred stock in one or more series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof, and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution, or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.

Pursuant to the filing of a certificate of designation, our board of directors previously designated 100,000 shares of preferred stock as Series A Preferred Stock. The powers, preferences, rights, qualifications, limitations and restrictions of such shares are described in the certificate of designation.

Registration Rights

We are party to a Registration Rights Agreement, dated June 22, 1993 (the “Registration Rights Agreement”), with MTD Holdings Inc (formerly known as MTD Products Inc), an Ohio corporation, and the other stockholders party thereto (the “Registration Rights Holders”). The Registration Rights Agreement provides demand and “piggy-back” registration rights to the Registration Rights Holders. In connection with any registration effected pursuant to the terms of the Registration Rights Agreement, we are required to pay for all registration, filing and stock exchange fees, printing expenses, and fees and disbursements of our counsel, accountants and other persons retained by us, and the Registration Rights Holders participating in such registration are required to pay for their pro rata share of underwriting discounts and commissions and the fees and disbursements of their counsel. We have also agreed to indemnify each Registration Rights Holder against all claims, losses, damages, and liabilities that are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement, prospectus contained in the Registration Statement or any amendment or supplement to such registration statement in which such Registration Rights Holder’s shares are included, or that arise out of or are based upon the omission or alleged omission required to be stated in the registration materials necessary to make the statements in the registration materials not misleading.

Anti-takeover Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

Classified Board

Our amended and restated certificate of incorporation provides that our board of directors is such number as may be fixed from time to time by resolution of at least a majority of our board of directors then in office and that our board of directors is divided into three classes, with one class being elected at each annual meeting of stockholders. Each director serves a three-year term, with termination staggered according to class. Our board of directors currently consists of nine directors, three in each of Classes I, II and III.

Election and Removal of Directors

Our amended and restated certificate of incorporation limits the removal of directors only for cause and only with the approval of the holders of at least two-thirds of our outstanding shares entitled to vote in the election of directors. Any vacancy on our board of directors, including vacancies resulting from increasing the size of our board of directors, may be filled by a majority of the remaining directors in office.

Requirements for Stockholder Meetings

Our amended and restated certificate of incorporation provides that special meetings of the stockholders may be called only by our Chairman or our President or by our Secretary within 10 calendar days after receipt of a written request from our board of directors, and the Delaware General Corporation Law provides that the board of directors of a corporation may call a special meeting of the stockholders. These provisions limit the ability of stockholders to call special meetings of the stockholders.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation provides that, subject to the rights of any holders of preferred stock, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting.

Super-Majority Approval Requirements

The Delaware General Corporation Law generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Our amended and restated certificate of incorporation provides that the affirmative vote of holders of at least two-thirds of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal specified provisions, including those relating to the classified board, actions by written consent of stockholders and calling of special meetings of stockholders. This requirement of a super-majority vote to approve amendments to our amended and restated certificate of incorporation and bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

No Cumulative Voting

The Delaware General Corporate Law provides that stockholders are denied the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation is silent as to cumulative voting.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover statute. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock.

Directors’ Liability; Indemnification of Directors and Officers

Our amended and restated certificate of incorporation limits the liability of our directors to the full extent permitted by the Delaware General Corporation Law and provides that we will indemnify each of our director and officers to the full extent permitted by the Delaware General Corporation Law.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare.

Listing Agent

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SHLO.”

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States Federal income tax considerations;

•	the antidilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the preferred stock purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States Federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We and the selling stockholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	to or through underwriters, brokers or dealers;

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we or the selling stockholders sell securities pursuant to this prospectus, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	identities of, and shares of our common stock to be sold by, the selling stockholders participating in the offering, if any;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or the selling stockholders or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or the selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us or the selling stockholders pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us or the selling stockholders, as applicable. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us or in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us or the selling stockholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Honigman Miller Schwartz and Cohn LLP, and certain other legal matters will be passed upon for us by Wegman, Hessler & Vanderburg L.P.A. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited financial statements, schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the Registration Statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing.

5,000,000 shares

Common stock

Joint book-running managers

J.P. Morgan

BofA Merrill Lynch

BMO Capital Markets

                    , 2017